As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kadmon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3576929 (I.R.S. Employer Identification No.)

450 East 29th Street10016
New York, NY

(Address of principal executive offices)(Zip code)

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2016 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Harlan W. Waksal, M.D.
President and Chief Executive Officer

Kadmon Holdings, Inc.
450 East 29th Street
New York, NY 10016
(833)  900-5366
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Eric W. Blanchard, Esq. Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6565	Gregory S. Moss, Esq. General Counsel Kadmon Holdings, Inc. 450 East 29th Street New York, NY 10016 (833) 900-5366

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.001 per share, issuable pursuant to:
--Amended and Restated 2016 Equity Incentive Plan	12,311,600 (3)	$4.52	$55,648,432	$7,224
--Amended and Restated 2016 Employee Stock Purchase Plan	1,125,000 (4)	$4.52	$5,085,000	$661
Total	13,436,600	—	$60,733,432	$7,885

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Kadmon Holdings, Inc.’s (the “Registrant”) common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Registrant’s Amended and Restated 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Registrant’s Amended and Restated 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act based on an average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on June 1, 2020 (rounded to the nearest cent).

(3)

Represents 21,785,738 shares of Common Stock reserved for issuance pursuant to awards under the 2016 Equity Plan. Of these shares, 9,474,138 shares of Common Stock were previously registered by the Registrant on Form S-8 (File No. 333-233770) filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2019 and by the Registrant on Form S-8 filed with the Commission on September 22, 2016 (File No. 333-213748).

(4)

Represents 2,551,180 shares of Common Stock reserved for issuance pursuant to awards under the 2016 ESPP. Of these shares, 1,426,180 shares of Common Stock were previously registered by the Registrant on Form S-8 (File No. 333-233770) filed with the Commission on September 13, 2019 and by the Registrant on Form S-8 filed with the Commission on September 22, 2016 (File No. 333-213748).

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by the Registrant for the purpose of registering additional shares of its Common Stock issuable under the Registrant’s Amended and Restated 2016 Equity Incentive Plan and Amended and Restated 2016 Employee Stock Purchase Plan. Accordingly, the content of the Registrant’s registration statement on Form S-8 filed with the Commission on September 13, 2019 (File No. 333-233770) and September 22, 2016 (File No. 333-213748) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

•	The Registrant’s definitive proxy statement on Schedule 14A for the 2019 Annual Meeting of Stockholders, filed with the Commission on April 2, 2020;
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 5, 2020;
•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 7, 2020;
•

The Registrant’s Current Reports on Form 8-K filed with the Commission on February  24, 2020, March 5, 2020 (other than any portion thereof deemed furnished and not filed), March 10, 2020, May 7, 2020 (other than any portion thereof deemed furnished and not filed), May 14, and May 21, 2020 (other than any portion thereof deemed furnished and not filed);  and

•

The description of the Registrant’s Common Stock contained in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 5, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements field pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1

Amended and Restated 2016 Equity Incentive Plan of Kadmon Holdings, Inc. (incorporated by reference to Exhibit 10.57 of the Registrant’s Annual Report on Form 10-K filed on March 6, 2018 (SEC File No. 001-37841)).

4.2

Amended and Restated 2016 Employee Stock Purchase Plan of Kadmon Holdings, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed on May 8, 2018 (No. 001-37841)).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of BDO USA, LLP.
23.2*	Consent of Cooley (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 5th day of June, 2020.

Kadmon Holdings, Inc.
By:	/s/ Harlan W. Waksal
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Kadmon Holdings, Inc., a Delaware corporation, constitute and appoint Dr. Harlan W. Waksal and Mr. Steven Meehan, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, to sign for the undersigned in their respective names as directors and officers of Kadmon Holdings, Inc., its Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of common stock of the Company pursuant to the Amended and Restated 2016 Equity Incentive Plan and the Amended and Restated 2016 Employee Stock Purchase Plan of Kadmon Holdings, Inc., to be filed with the Commission under the Securities Act. We hereby confirm all acts taken by such agents and attorneys-in-fact, as herein authorized.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Harlan W. Waksal	President and Chief Executive Officer and Director	June 5, 2020
Harlan W. Waksal	(Principal Executive Officer)
/s/ Steven Meehan	Executive Vice President and Chief Financial Officer	June 5, 2020
Steven Meehan	(Principal Financial Officer)
/s/ Kyle Carver	Controller	June 5, 2020
Kyle Carver	(Principal Accounting Officer)
/s/ Tasos G. Konidaris	Chairman of the Board of Directors	June 5, 2020
Tasos G. Konidaris
/s/ Eugene Bauer	Director	June 5, 2020
Eugene Bauer
/s/ David E. Cohen	Director	June 5, 2020
David E. Cohen
/s/ Arthur Kirsch	Director	June 5, 2020
Arthur Kirsch
/s/ Cynthia Schwalm	Director	June 5, 2020
Cynthia Schwalm